Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-146375) and Form S-3 (Nos. 333–129073, 333–138809 and 333-149487) of Central European Distribution Corporation of our report dated July 10, 2009 relating to the financial statements of the Russian Alcohol Group, which appears in this Current Report on Form 8-K/A.

/s/ ZAO PricewaterhouseCoopers Audit

Moscow, Russian Federation

July 12, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-146375) and Form S-3 (Nos. 333–129073, 333–138809 and 333-149487) of Central European Distribution Corporation of our report dated June 30, 2009 relating to the financial statements of Lion/Rally Cayman 2, which appears in this Current Report on Form 8-K/A.

/s/ ZAO PricewaterhouseCoopers Audit

Moscow, Russian Federation

July 12, 2009